Exhibit 3.95

[Illegible]
ARTICLES OF INCORPORATION OF SOUTHWESTERN CHILDREN’S HEALTH SERVICE, INC.

The undersigned, acting as incorporators of a corporation under the Arizona Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.

SECOND: The period of its duration, if less than perpetual, is

THIRD: The purpose or purposes for which the corporation is organized are:

To provide residential and day care treatment services for troubled adolescents.

To engage in any lawful act or activity for which corporations may be incorporated under the provisions of the Arizona Business Corporation Act.

FOURTH: A brief statement of the character of the business which the corporation initially intends actually to conduct in Arizona is:

To provided residential and day care treatment services for troubled adolescents.

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of Ten Cents ($.10) each.

[Illegible]

SIXTH: Provisions granting preemptive rights are:

None.

SEVENTH: The name and address of the initial statutory agent of the corporation is C T Corporation System, 3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012.

EIGHTH: The number of directors constituting the constituting the initial board of directors of the corporation is three (3), and the names and address of the persons who are to serve directors until the first annual meeting of shareholders or until their successor be elected and qualify are:

Name	Address

W. J. Hindman	6 Park Center Court, Suite 211 Owings Mills, Maryland 21117

H. D. Felton	6 Park Center Court, Suite 211 Owings Mills, Maryland 21117

J. F. Ripley	6 Park Center Court, Suite 211 Owings Mills, Maryland 21117

NINTH: The name and address of each incorporator is:

Name	Address

J. F. Ripley	6 Park Center Court, Suite 211 Owings Mills, Maryland 21117

H. D. Felton	6 Park Center Court, Suite 211 Owings Mills, Maryland 21117

TENTH: Provisions not inconsistent with law, which the incorporators elect to set forth are:

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to the corporation

2

[Illegible]

or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Arizona Revised Statutes, as amended, or (iv) for any transaction from which the director derived any improper personal benefit.

Dated July 26, 1994.

/s/ J. F. Ripley
J. F. Ripley

/s/ H. D. Felton
H. D. Felton

C T CORPOPATION SYSTEM, having been designated to act as statutory agent, hereby consents, to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ Marilyn Lizzio
Marilyn Lizzio
Assistant Secretary

3

Illegible	ARTICLES OF AMENDMENT OF -0723253-6

Southwestern Children’s Health Services, Inc.

[Name of Corporation]

1.	The name of the corporation is Southwestern Children’s Health Services, Inc.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☒ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

☐	Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

☐	The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4.	The amendment was adopted the 22nd day of January, 2001.

5.	☐ The amendment was adopted by the ☐ incorporators ☐ board of directors without shareholder action and shareholder action was not required.

☒	The amendment was approved by the shareholders. There is (are) 1 voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 100 outstanding shares of Common [class or series] stock is entitled to 100 votes. There were 100 votes present at the meeting. The voting group cast 100 votes for and -0- votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

CF: 0040

Rev: 1/96

The voting group consisting of              outstanding shares of              [class or series] stock is entitled to              votes. There were              votes present at the meeting. The voting group cast              votes for and              votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED as of this 22nd day of January, 2001.

Southwestern Children’s Health Services, Inc.
[name of corporation]

By	/s/ Kevin Sheehan
Kevin Sheehan, President
[name] [title]

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.

ARTICLE ONE

Name and Character of Business

The name of the corporation is Southwestern Children’s Health Services, Inc. The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as may be amended from time to time.

ARTICLE TWO

Authorized Shares

The corporation shall have authority to be exercised by the Board of Directors to issue not more than one thousand (1.000) shares of capital stock, par value $0.10 per share, all of which shall be designated “Common Stock.” The Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE THREE

Registered Office and Agent

The registered office of the corporation, at the time of this filing, is located at 3225 N. Central Avenue. Phoenix. AZ 85012. The registered agent of the corporation at its registered office, at the time of this filing, is CT Corporation System.

ARTICLE FOUR

Incorporators

The name and address of the incorporators are as follows: J.F. Ripley, 6 Park Center

Court. Suite 211. Owings Mills. Maryland 21117; and M.D. Felton. 6 Park Center Court. Suite 211. Owings Mills. Maryland 21117.

ARTICLE FIVE

Principal Office

The mailing address of the principal office of the corporation, al the time of this filing, is 2190 North Grace Blvd. Chandler, AZ 85224.

ARTICLE SIX

Limitation of Director Liability

6.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or for any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law, (iii) of the types set forth in § 10-833 of the Arizona Code. or (iv) for any transaction from which the director received an improper personal benefit.

6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or ommission prior to the effective date of such repeal or modification.

6.3 If the Arizona Code is hereafter amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director of the corporation, in addition to the limitation on liability herein, shall be limited to the fullest extent permitted by the Arizona Code, as so amended.

6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE SEVEN

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE EIGHT

Board of Directors

The Board of Directors, at the time of this filing, consists of one member whose name and address is as follows: Kevin P. Sheehan. 1705 Capital of Texas Highway South, Fifth Floor, Austin. Texas 78746. who shall serve until a successor is elected and qualifies.

ARTICLE NINE

Shareholder Action by Less than Unanimous Written Consent

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

The foregoing Amended and Restated Articles of Incorporation of Southwestern Children’s Health Services. Inc. were duly approved and adopted by the shareholders on January 22, 2001.

In witness whereof, the undersigned has caused these Amended and Restated Articles of Incorporation to be duly executed as of the 22nd day of January, 2001.

Southwestern Children’s Health Services, Inc.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan
President

10/08/2010 FRI 15:01 FAX 6022564475 Gammage & Burnham	2003/ 011

AZ CORPORATION COMMISSION FILED OCT 08 2010	1900 006 049

BE 02.28.1 FILE NO. 07232536	–0516314–8 –0723253–6 (SURVIVOR)

ARTICLES OF MERGER

OF

INTROSPECT HEALTHCARE, CORPORATION

INTO

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.

Article 1. An Agreement and Plan of Merger (“Plan of Merger”), which is being filed simultaneously with these Articles of Merger as Exhibit A, has been adopted by Introspect Healthcare, Corporation, an Arizona corporation, which is the disappearing corporation, and Southwestern Children’s Health Services, Inc., an Arizona corporation, which is the surviving corporation.

Article 2. The name of the surviving corporation is Southwestern Children’s Health Services, Inc.

Article 3. The known place of business of the surviving corporation is c/o CT Corporation System, 2394 E. Camelback Road, Phoenix, AZ, 85016.

Article 4. The name and address of the statutory agent of the surviving corporation is: CT Corporation System, 2394 E. Camelback Road, Phoenix, AZ, 85016.

Article 5. The Plan of Merger does not contain any amendments to the Articles of Incorporation of the surviving corporation.

Article 6. Pursuant to ARS Section 10-1104, approval of the Plan of Merger was not required by the shareholders of the disappearing corporation or the shareholders of the surviving corporation.

Article 7. The disappearing corporation has 100,000,000 shares of outstanding common stock, no par value, all of which are owned by the surviving corporation.

Article 8. The sole shareholder of the disappearing corporation has waived the requirement that a copy of the plan of merger be mailed to it, as permitted by ARS Section 10-1104.

PAID

135.00

Mod

3271.1.497785.1	6/29/2010

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	2004/ 011

1900 006 049

Article 9. The effective date of the merger will be October, 2010.

DATED as of this 8th day of October 8, 2010.

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President

INTROSPECT HEALTHCARE, CORPORATION

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President

3271.1.497785.1	2	6/29/2010

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	006/ 011

1900    006     049

AGREEMENT AND PLAN OF MERGER

OF

INTROSPECT HEALTHCARE, CORPORATION

INTO

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.

This Agreement and Plan of Merger (the “Plan”) is made and entered into as of this [Illegible]th day of October, 2010 by and between Southwestern Children’s Health Services, Inc., an Arizona corporation (“Surviving Corporation”), and Introspect Healthcare, Corporation, an Arizona corporation (“Disappearing Corporation”). Surviving Corporation and Disappearing Corporation will sometimes be referred to herein as the “Merging Corporations.”

RECITALS:

A. Surviving Corporation owns all of the outstanding shares of stock of Disappearing Corporation. The Boards of Directors of Surviving Corporation and Disappearing Corporation have each determined that the merger of the corporations will be in the best interest of the corporations and their respective shareholders.

B. Surviving Corporation is an Arizona corporation with an authorized capital stock consisting of 1,000 shares of common stock, no par value, of which 100 shares are outstanding.

C. Disappearing Corporation is an Arizona corporation with an authorized capital stock consisting of 100,000,000 shares of common stock, no par value, of which 55,000 shares arc outstanding, all of which are owned by Surviving Corporation.

THEREFORE, in consideration of the terms and conditions set forth herein the parties agree as follows:

1. Effective Date. The merger of Disappearing Corporation and Surviving Corporation (“Merger”) shall be effective at the close of business on                 , 2010 as specified in Article 9 of the Articles of Merger, which date is referred to in this Plan as the “Effective Date.”

2. Cancellation of Shares. As of the Effective Date, all outstanding stock of Disappearing Corporation shall be converted into canceled shares. All outstanding stock of Surviving Corporation shall remain outstanding after the Effective Date. The Merger shall not change any of the existing relative rights, voting powers, preferences or restrictions with respect to the stock of Surviving Corporation.

3271.1.492633.1	5/21/2010

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	007/ 011

1900    006     049

3. Effect of Merger. As of the Effective Date, (i) the separate existence of Disappearing Corporation shall cease; (ii) Surviving Corporation shall continue to exist under and be governed by the Arizona Business Corporation Act; (iii) all assets of Disappearing Corporation shall vest in Surviving Corporation without necessity of further act or instrument; (iv) Surviving Corporation shall possess all the rights, privileges and powers of Disappearing Corporation; (v) and Surviving Corporation shall become subject to the obligations and liabilities of Disappearing Corporation. The corporate name of Surviving Corporation shall remain unchanged, and its identity and powers shall continue after the Effective Date without impairment All rights of creditors and all liens upon any properties of the Merging Corporations shall be preserved unimpaired. As of the Effective Date, all debts, liabilities, restrictions, obligations and duties of Disappearing Corporation shall attach to Surviving Corporation and may thereafter be enforced against Surviving Corporation to the same extent as if such debts, liabilities, restrictions, obligations and duties had been incurred or contracted by Surviving Corporation.

4. Articles of Incorporation. The Articles of Incorporation of Surviving Corporation shall not be amended as a result of the Merger.

5. Bylaws. The Bylaws of Surviving Corporation shall not be amended as a result of the Merger.

6. Directors and Officers. The directors and officers of Surviving Corporation shall continue to serve as directors and officers of Surviving Corporation pursuant to the Articles of Incorporation and Bylaws of Surviving Corporation.

7. Appointment of Surviving Corporation as Attorney-In-Fact for Disappearing Corporation. Surviving Corporation and its directors and officers shall be authorized from time to time after the Effective Date for and in the name of Disappearing Corporation, to execute and deliver or cause to be executed and delivered any deeds or other instruments necessary or desirable to perfect or vest in or confirm to Surviving Corporation, its successors and assigns, title to and possession of all of the property rights, privileges, powers, immunities, franchises and interests of Disappearing Corporation.

8. Amendment. This Plan may be amended, modified, terminated or abandoned at any time by the mutual consent of the Boards of Directors of the Merging Corporations.

9. Successors and Assigns. This Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3271.1.492633.1	2	5/21/2010

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	008/011

1900 006 049

10. Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Arizona, except to the extent applicable law requires the law governing Disappearing Corporation to apply.

11. Counterparts. This Plan may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, this agreement has been executed by the undersigned as duly authorized representatives of the Merging Corporations as of the date and year first above written, pursuant to authority of the Boards of Directors of the Merging Corporations.

SOUTHWESTERN CHILDREN’S HEALTH SERVICES. INC., an Arizona corporation

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President

INTROSPECT HEALTHCARE, CORPORATION, an Arizona corporation

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President

3271.1.492633.1	3	5/21/2010

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	009/011
1900 006 049

CONSENT OF THE DIRECTORS

IN LIEU OF SPECIAL MEETING OF

THE BOARD OF DIRECTORS OF

INTROSPECT HEALTHCARE, CORPORATION

The undersigned, being the sole director of INTROSPECT HEALTHCARE, CORPORATION, an Arizona corporation, hereby consents to the following actions taken without a meeting:

RESOLVED, that the Board of Directors hereby adopts the Agreement and Plan of Merger attached hereto between SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC. (the surviving corporation) and INTROSPECT HEALTHCARE, CORPORATION, an Arizona corporation (the disappearing corporation).

FURTHER RESOLVED, that the officers of the Corporation be, and they each hereby are, authorized to execute such documents and take such other action as they deem necessary or appropriate to effectuate the intent and purpose of the foregoing resolution.

This consent, and all executed counterparts hereof, shall be deemed effective as of October 8, 2010, and shall be filed with the records of the proceedings of the Board.

DIRECTORS:

/s/ Kevin P. Sheehan
Kevin P. Sheehan

3271.1.492727.1	5/21/2010

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	010/011

1900 006 049

CONSENT OF THE DIRECTORS

IN LIEU OF SPECIAL MEETING OF

THE BOARD OF DIRECTORS OF

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.

The undersigned, being the sole director of SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC., an Arizona corporation, hereby consents to the following actions taken without a meeting:

RESOLVED, that the Board of Directors hereby adopts the Agreement and Plan of Merger attached hereto between SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC. (the surviving corporation) and INTROSPECT HEALTHCARE, CORPORATION, an Arizona corporation (the disappearing corporation).

FURTHER RESOLVED, that the officers of the Corporation be, and they each hereby are, authorized to execute such documents and take such other action as they deem necessary or appropriate to effectuate the intent and purpose of the foregoing resolution.

This consent, and all executed counterparts hereof, shall be deemed effective as of October 8, 2010, and shall be filed with the records of the proceedings of the Board.

DIRECTORS:

/s/ Kevin P. Sheehan
Kevin P. Sheehan

10/08/2010 FRI 15:02 FAX 6022564475 Gammage & Burnham	011/011

1900 006 049

WAIVER OF MAILING

The undersigned, being the sole shareholder of INTROSPECT HEALTHCARE, CORPORATION, an Arizona corporation (the “Company”), hereby waives the mailing requirement of ARS, § 10-1104 with respect to the merger of the Company into SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC., an Arizona corporation.

Dated: October 8, 2010

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC, an Arizona corporation

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President